SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): April 21, 2022

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56065	42-1770123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Queensway East Mississauga, Ontario Canada	L4Y 4C1
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (416) 357-0399

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

Series A Convertible Preferred Stock

On April 21, 2022, Two Hands Corporation (the “Company”) filed with the Secretary of State of Delaware an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series A Convertible Preferred Stock (the “Amended and Restated Designation”). The Amended and Restated Designation, which became effective with the Secretary of State of Delaware on April 21, 2022, amended the Certificate of Designation of the Series A Preferred Stock, previously filed by the Company with the Secretary of State of Delaware on August 6, 2013, solely to amend Section 2 - Voting Rights. All other items remain unchanged.

On April 26, 2022, the Company received the stamped copy of the Amended and Restated Designation from the State of Delaware.

The foregoing description of the Amended and Restated Designation does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Designation, a copy of which is attached to this Current Report as Exhibit 3.1 incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location
3.1	Amended and Restated Designation of Series A Convertible Preferred Stock of Two Hands Corporation	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2022

TWO HANDS CORPORATION By: /s/ Nadav Elituv Nadav Elituv Chief Executive Officer

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